                                                                     EXHIBIT 3.2


                           CERTIFICATE AMENDING THE
                           ARTICLES OF INCORPORATION

                                      OF

                              TERCERO CORPORATION

         The undersigned, being the President and Secretary of TERCERO CORPORATION, a Nevada Corporation, hereby certify that by majority vote of the Board of Directors and majority vote of the stockholders at a meeting held November 1, 1996, it was agreed by unanimous vote that this CERTIFICATE AMENDING ARTICLES OF INCORPORATION be filed.

         The undersigned further certify that the original Articles of Incorporation of TERCERO CORPORATION were filed with the Secretary of State of Nevada on the 6th date of November, 1995. The undersigned further certify that Article Five of the original Articles of Incorporation is amended to read as follows:


                                 ARTICLE FIVE

The Corporation is authorized to issue only one class of shares of stock. The total number of shares which the corporation is authorized to issue is fifty million (50,000,000), par value $0.001 per share.

         The undersigned hereby certify that they have on this 1st day of November, 1996, executed this Certificate Amending the Original Articles of Incorporation heretofore filed with the Secretary of State of Nevada.


                                           /s/ Theodore T. Herman
                                           ------------------------------
                                           President and Secretary


State of          California       )
         -------------------------
                                   )  SS
County of   Los Angeles            )
          ------------------------

On this 13/th/ day of November, 1996, before me the undersigned, a Notary Public and for the County of Los Angeles, State of California, personally appeared Theodore Herman, known to be the person whose name is subscribed to the foregoing Certificate Amending Articles of Incorporation and acknowledged to me they executed the same.

                                           /s/ Mary L. Pastor
                                           -------------------------------
                                                    Notary Public



(SEAL)
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
Dean Heller                    STATE OF NEVADA                 Telephone 702.687.5203
Secretary of State       OFFICE OF THE SECRETARY OF STATE      Fax 702.687.3471
                           101 N. CARSON ST., STE. 3           Web site http://sos.state.nv.us
                        CARSON CITY, NEVADA 89701-4786         Filing Fee:

             Certificate of Amendment to Articles of Incorporation
             -----------------------------------------------------
                        For Profit Nevada Corporations
                        ------------------------------
         (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
                             -Remit in Duplicate-

1.  Name of corporation:             Tercero Corporation
                          ------------------------------------------------------
--------------------------------------------------------------------------------

2. The articles have been amended as follows (provide article numbers, if available):

       NAME CHANGE:  PRESS REALTY ADVISORS
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3.  The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 100%."
                                                      ------

4.       Signatures:

/s/ David Murdock                                 /s/ Matthew Seegmiller
-----------------------------                    -------------------------------
President or Vice President                      Secretary or Asst. Secretary
(acknowledgement required)                       (acknowledgement not required)

State of:  UTAH
           ------------------------------------
County of:  SALT LAKE
           ------------------------------------
This instrument was acknowledged before me
on December 20th, 1999, by
________________________________(Name of Person)
as _____________________________________________
as designated to sign this certificate
of    Dave Murdock
   ---------------------------------------------
(name on behalf of whom instrument was executed)

/s/ Mary L. Pastor
------------------------------------------------
             Notary Public Signature

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote in addition, to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

                                CORPORATE CHARTER



I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that TERCERO CORPORATION did on the SIXTH day of NOVEMBER, 1995 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.




                                    IN WITNESS WHEREOF, I have hereunto set my hand and Affixed the Great Seal of State, at my office, in Carson City, Nevada, this SIXTH day of NOVEMBER, 1995.




                                        /s/ Dean Heller

                                        Secretary of State


                                    By /s/ Mary M. Rojas

                                        Certification Clerk